UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2016

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of New Compensation Arrangement

On May 24, 2016, the Compensation Committee of the Board of Directors of each of Liberty Interactive Corporation (“Liberty”) and Liberty Media Corporation (“Liberty Media”) approved a new compensation arrangement with Richard N. Baer, Chief Legal Officer of Liberty and Liberty Media. The arrangement provides for a four year employment term beginning January 1, 2017 and ending December 31, 2020 during which Mr. Baer will continue to serve as Chief Legal Officer of Liberty, Liberty Media, Liberty Broadband Corporation and Liberty TripAdvisor Holdings, Inc.  Mr. Baer’s current annual base salary of $901,000 and annual target cash bonus of 100% of base salary under his current employment agreement with Liberty Media remain unchanged under the new compensation arrangement.  The arrangement also provides Mr. Baer with the opportunity to earn annual performance-based equity incentive awards from Liberty and Liberty Media during the employment term, as described in more detail below.  In connection with the approval of his compensation arrangement with Liberty Media, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Liberty granted options to Mr. Baer with respect to Liberty’s Series A QVC Group common stock, par value $0.01 per share (“QVCA”) and Series A Liberty Ventures common stock, par value $0.01 per share (“LVNTA”) (together, the “Term Options”), each as described in more detail below.  Mr. Baer will also be entitled to certain severance payments and benefits that will be described in the definitive employment agreement to be entered into by Liberty Media and Mr. Baer.

Although Liberty will not be a party to Mr. Baer’s proposed employment agreement, Liberty will be obligated to reimburse Liberty Media for Liberty’s allocable portion of the above payments (other than payments relating to performance bonuses and payments relating to equity awards which will be directly settled with the applicable issuer) pursuant to the services agreement with Liberty.  Mr. Baer’s compensation arrangement is expected to be memorialized in a definitive employment agreement with Liberty Media.  If Mr. Baer does not enter into a definitive employment agreement with Liberty Media by January 1, 2017, the Term Options will be forfeited.

Equity Awards

Term Options. On May 24, 2016, in connection with the approval of his compensation arrangement, the Compensation Committee approved a one-time grant to Mr. Baer of (i) 386,434 options to purchase shares of QVCA and (ii) 103,832 options to purchase shares of LVNTA. The exercise prices will be equal to the closing price of QVCA and LVNTA on June 1, 2016, the grant date for these options. One-half of the Term Options will vest on December 31, 2019 with the remaining Term Options vesting on December 31, 2020, in each case, subject to Mr. Baer being employed on the applicable vesting date, and subject to any accelerated vesting upon a termination event. Vesting of the Term Options will not start until January 1, 2017, and no early acceleration will occur if Mr. Baer is terminated prior to January 1, 2017. The Term Options expire on December 31, 2023.

Annual Performance-Based Awards. Beginning in 2017, Mr. Baer will receive annual grants of performance-based restricted stock units with respect to QVCA and LVNTA (the “Performance RSUs”). The combined annual target value of the Performance RSUs and the performance-based restricted stock units issued by Liberty Media will be $1.875 million.  The Compensation Committee will establish performance metrics with respect to each grant of Performance RSUs that will determine, in the Compensation Committee’s sole discretion, the extent to which such grant will vest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2016

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Pamela L. Coe
	Name:	Pamela L. Coe
	Title:	Senior Vice President, Deputy
General Counsel and Secretary